EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-167241) pertaining to the HealthStream, Inc. 2010 Stock Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-37440) pertaining to the HealthStream, Inc. 1994 Employee Stock Option Plan, the HealthStream, Inc. 2000 Stock Incentive Plan and the HealthStream, Inc. Employee Stock Purchase Plan, and

(3)	Registration Statement (Form S-3 No. 333-198059) of HealthStream, Inc.;

of our report dated February 27, 2015 (except for the first paragraph of Note 1 – Summary of Significant Accounting Policies, Note 6 – Goodwill and Note 8 – Business Segments, as to which the date is May 18, 2015), with respect to the consolidated financial statements of HealthStream, Inc., and the effectiveness of internal control over financial reporting of HealthStream, Inc., included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Nashville, Tennessee

May 18, 2015